Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of First Southern Bancorp (the "Company"), each certify that, to his or her knowledge on the date of this certification:


         1. The quarterly report of the Company for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                     /s/ F. Thomas David
                                    --------------------------------------
                                    F. Thomas David
                                    Chief Executive Officer
                                    May 13, 2003

                                    /s/ Charles Robert Fennell, Jr.
                                   ---------------------------------------
                                   Charles Robert Fennell, Jr.
                                   Chief Financial Officer
                                   May 13, 2003



A signed original of this written statement required by Section 906 has been provided to First Southern Bancorp and will be retained by First Southern Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.